Exhibit 99.1

Bath & Body Works Announces Julie Rosen, President, Retail, Steps Down

COLUMBUS, Ohio, Sep. 25, 2024 – Bath & Body Works, Inc. (NYSE: BBWI) (the “Company”) today announced that the Company and Julie Rosen, President, Retail of Bath & Body Works, have mutually agreed Ms. Rosen will step down from her role, effective immediately. Ms. Rosen will be available in an advisory capacity to ensure a smooth transition.

In conjunction with this decision, the Company has eliminated the role of President, Retail, and largely all functions which previously reported to Ms. Rosen will report to Gina Boswell, CEO of Bath & Body Works.

Ms. Boswell commented, “On behalf of the Board and management team, I would like to thank Julie for her valuable contributions since she joined Bath & Body Works in 2020. Having made significant progress in fortifying our operating foundation and building our platform for long-term, sustainable growth, we believe that now is the right time for this change and that we will benefit from accelerated decision-making as a flatter organization. We are well-positioned heading into the holiday season and we remain relentlessly focused on growth and committed to bringing customers the compelling product, unique merchandising and brand storytelling for which Bath & Body Works is known.”

Bath & Body Works also today reaffirmed its third quarter and full year fiscal 2024 guidance, as provided on August 28, 2024.

About Bath & Body Works

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,870 Company-operated Bath & Body Works locations in the U.S. and Canada and more than 490 international franchised locations to an online storefront at bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•	the seasonality of our business;
•	our ability to attract, develop and retain qualified associates and manage labor-related costs;
•	difficulties arising from turnover in Company leadership or other key positions;
•	the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•	our continued growth in part through new store openings and existing store remodels and expansions;
•	our ability to successfully operate and expand internationally and related risks;
•	our independent franchise, license, wholesale and other distribution-related partners;
•	our direct channel business;
•	our ability to protect our reputation and our brand image;
•	our ability to attract customers with marketing, advertising, promotional programs and our loyalty program;
•	our ability to maintain, enforce and protect our trade names, trademarks and patents;
•	the highly competitive nature of the retail industry and the segments in which we operate;
•	consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch and expand new product lines successfully;
•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, wars and other armed conflicts, environmental hazards or natural disasters;
•	significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•	duties, taxes and other charges;
•	legal and regulatory matters;
•	volatility in currency exchange rates;
•	local business practices and political issues;
•	delays or disruptions in shipping and transportation and related pricing impacts;
•	disruption due to labor disputes; or
•	changing expectations regarding product safety due to new legislation;
•	our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•	the geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;
•	our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•	the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•	fluctuations in foreign currency exchange rates;
•	fluctuations in product input costs;
•	fluctuations in energy costs;
•	our ability to adequately protect our assets from loss and theft;
•	claims arising from our self-insurance;
•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•	our ability to maintain the security of customer, associate, third-party and Company information;
•	stock price volatility;
•	our ability to pay dividends and make share repurchases under share repurchase authorizations;
•	shareholder activism matters;
•	our ability to maintain our credit ratings;
•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•	our ability to comply with regulatory requirements;
•	legal and compliance matters; and
•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:

Luke Long

InvestorRelations@bbw.com

Media Relations

Emmy Beach

Communications@bbw.com